Exhibit 99.1

02/06/15 PRESS RELEASE

PUBLICIS GROUPE COMPLETES ACQUISITION OF SAPIENT

PARIS – February 6, 2015 – Publicis Groupe S.A. [Euronext Paris: FR0000130577, CAC 40] (“Publicis”) today announced the completion of its acquisition of Sapient Corporation (NASDAQ: SAPE) (“Sapient”) for total consideration of approximately $3.7 billion.

“This deal dramatically sharpens Publicis Groupe’s profile, establishing us as a leader in Marketing, Communication and Business Transformation. Sapient’s marketing, technology and consulting capabilities, its strength in India combined with Publicis Groupe’s global presence, depth in creative, leadership in media, and digital will create a world leader with unmatched capabilities. Our clients are facing many adverse trends: from rising global competition, to new comers born from digital, and new paradigms in communications and marketing. With our new capabilities, we will be best positioned to help them transform their businesses and navigate the new world. Alan and his teams will bring tremendous talents to Publicis Groupe. I am extremely happy to have them on board, and very confident for our shared future,” said Maurice Lévy, Publicis Groupe Chairman and CEO.

The acquisition of Sapient, initially announced November 3, 2014, is a truly transformative acquisition for Publicis Groupe. The deal is the largest and most strategic of its kind in the industry. In a world marked by increased convergence, clients need a partner with a significantly more connected offering to help keep pace with a profoundly changing connected, empowered consumer. The addition of Sapient combined with Publicis Groupe’s digital, creative and media creates unmatched capabilities in marketing, omni-channel commerce and consulting, underpinned by tremendous depth of technology expertise.

“As we’ve talked about for many years, our ambition in building Sapient is to bring maximum impact for the clients we serve, the markets in which they operate and the industry overall. We at Sapient have tremendous ambition and have always committed to making a huge impact- whether it’s changing the way the world works or enabling human potential, we want to make a difference. Maurice Lévy and I, Publicis Groupe and Sapient, have a strong set of shared values, and a shared vision to tip an industry and create change. That opportunity exists now more than ever. The combination of our two companies and the creation of the Publicis.Sapient platform together create the most transformational offering in the market. No one is even close,” said Alan J. Herrick, CEO of Publicis.Sapient.

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WHAT YOU NEED TO KNOW ABOUT SAPIENT

Sapient is a unique, globally connected services company that helps clients capitalize on technology-driven market disruption. The company was founded in 1990 with the idea that technology would fundamentally change the way the world works and that businesses would therefore need to increasingly leverage it in order to preempt client’s needs. Sapient is unique in its ability to blend business, marketing and technology to help clients solve the increasingly complex and interconnected problems they face in a technology-driven environment where change is both rapid and constant.  Sapient’s unique model has seen it grow to 13,000 people with 37 offices across the world. The company has three primary areas of focus outlined below. Each area is deployed through Sapient’s unique, highly connected and collaboration-driven Global Distributed Delivery model, which leverages its significant presence in India.

Marketing — Sapient’s work specifically focuses on how marketing is evolving at the intersection of storytelling and technology in a changing media landscape and environment where consumers are empowered and have heightened experience expectations. Sapient has been consistently recognized for its marketing leadership.  SapientNitro was named a leader for the third consecutive year in the 2014 Gartner evaluation of global digital marketing agencies.  Also in 2014, it was named an Innovation Agency leader by Forrester.

Omni-channel Commerce – Sapient is the recognized leader in omni-channel commerce and works with clients to evolve the shopping experience and create new revenue streams across an increasingly converged in-store, on-line and mobile shopping experience -- a market that is expected to grow from $1.5 trillion in 2014 to $2.5 trillion by 2017.  In the USA, 32% of all platform-driven retail e-commerce is conducted through systems designed and built by Sapient. SapientNitro has been recognized by Forrester as a leading global commerce service provider.

Consulting — Sapient brings deep industry expertise that allows it to steward clients in the evolution of their business models, given how the opportunity created by the increasingly technology-enabled consumer and increasingly technology-enabled operating environment is forcing businesses to transform their working processes, organizational models and technology environments.

A Unique Model – The capabilities above are uniquely realized through highly collaborative multi-disciplinary teams that distribute work across a connected delivery ecosystem where specific offices anchor expertise, which is then underpinned by unmatched technology strength and robust presence in India.

Sapient is a company built on a strong foundation of globally consistent culture and values, whose benefits have been realized in multiple ways – the company is a compellingly strong organic grower with a 5 year revenue CAGR of 17%, having grown top line revenue from $638.9million in 2009 to $1.4 billion at the close of 2014.

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CREATION OF PUBLICIS.SAPIENT PLATFORM

The acquisition of Sapient gives birth to the Publicis.Sapient platform, encompassing the global leaders in digital – SapientNitro, Razorfish Global, Rosetta and DigitasLBi, and the deep industry expertise of Sapient Global Markets and Sapient Government Services. Publicis.Sapient is now the world’s most forward leaning and largest digitally centered platform focused exclusively on digital transformation and the dynamics of an always-on world. Moreover, the platform will help clients alter their ways of working, given the daunting new reality of empowered consumers.

BENEFITS FOR CLIENTS
Publicis Groupe’s ambition is, first and foremost, to do great work for its clients. With its incredible resources and talents, reinforced by those of Sapient, Publicis Groupe now stands alone in its ability to do truly transformational work for its clients, stewarding them through their own metamorphoses, and preempting the future in a more empowered, convergent world. Publicis Groupe invents solutions for clients that work for tomorrow through its unmatched expertise combining branding, creativity, media, commerce and technology now with consulting.

BENEFITS FOR EMPLOYEES
The two groups’ shared strategic visions and similar values pave the way for a harmonious integration that will preserve the DNA of Sapient within Publicis Groupe, as the Groupe has done with past acquisitions, while expanding its global reach, all without slowing either group’s pace of innovation and creativity. Both Publicis Groupe and Sapient employ the most talented and ambitious people in our industry and now with its extended global footprint and deep-rooted expertise, Publicis.Sapient will offer a wealth of resources and opportunities for growth to both present and future employees.

BENEFITS FOR SHAREHOLDERS
Most importantly, the combination of Publicis Groupe and Sapient will allow Publicis Groupe to become the leading transformation player in our industry, creating new opportunities and new revenue streams that will now come with access to business and technology budgets.  Moreover, the addition of Sapient is expected to drive cost savings through the integration of digital production, leveraging Sapient’s substantial production infrastructure in India, real estate consolidation, G&A reductions and procurement savings. Sapient’s leading ability to execute successfully in and with India through a Global Distributed Delivery model offers a depth of quality, knowledge and talent that Publicis.Sapient will continue to expand upon. We expect to see the first benefits on both growth and margins as soon as 2016.

Publicis.Sapient will maximize the Groupe’s global footprint, accelerating its objective to be the Business Transformation leader and will present a strongly positive impact on Publicis Groupe’s growth profile, with combined revenue in excess of €8 billion and over 75,000 employees worldwide.

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Alan J. Herrick, Sapient’s Chief Executive Officer and Co-Chairman of the Board of Directors, will lead Publicis.Sapient, as CEO. He will also serve as a member of Publicis Groupe’s “Directoire+”. Jerry A. Greenberg, Sapient founder and Board Co-Chairman will join Publicis Groupe’s Supervisory Board as an independent member. Alan Wexler, President, SapientNitro, and Chip Register, Executive Vice President & Managing Director, Sapient Global Markets, will join Publicis Groupe’s P12 “Executive Committee.”

THE OFFER
The tender offer for all of the outstanding shares of Sapient common stock expired as scheduled at the end of the day, immediately after 11:59 p.m., New York City time, on February 5, 2015. Computershare Trust Company, N.A., the depositary for the tender offer, has advised Publicis that a total of 121,954,854 shares of Sapient common stock, excluding Sapient shares tendered by notice of guaranteed delivery for which certificates were not yet delivered, representing approximately 86.5% of Sapient’s outstanding shares, were validly tendered into and not withdrawn from the tender offer.  Publicis and its subsidiary, 1926 Merger Sub Inc., have accepted for payment and will promptly pay for all shares that were validly tendered and not withdrawn.

Following its acceptance of the tendered shares, Publicis completed its acquisition of Sapient through the merger of 1926 Merger Sub Inc.with and into Sapient without a vote of Sapient’s stockholders pursuant to Section 251(h) of the Delaware General Corporation Law.  As a result of the completed merger, Sapient became an indirect, wholly owned subsidiary of Publicis.  In connection with the merger, all Sapient shares not validly tendered into the tender offer have been cancelled and converted into the right to receive the same $25.00 per share, net to the seller in cash, without interest thereon and less any applicable withholding taxes, as is to be paid for all shares that were validly tendered and not withdrawn in the tender offer.  Sapient shares will cease to be traded on NASDAQ.

BofA Merrill Lynch and Rothschild acted as financial advisors and Wachtell, Lipton, Rosen & Katz served as legal advisor to Publicis Groupe. Goldman, Sachs & Co. and Blackstone Advisory Partners L.P. acted as financial advisors and Cravath, Swaine & Moore LLP served as legal advisor to Sapient.

About Publicis Groupe
Publicis Groupe [Euronext Paris FR0000130577, CAC 40] is one of the world’s leading communications groups. The Groupe offers a full range of services and skills: digital (DigitasLBi, Razorfish, Rosetta, VivaKi, Nurun), advertising (BBH, Leo Burnett, Publicis Worldwide, Saatchi & Saatchi), public affairs, corporate communications and events (MSLGROUP), media strategy, planning and buying (Starcom MediaVest Group and ZenithOptimedia), healthcare communications, with Publicis Healthcare Communications Group (PHCG), and finally, brand asset production with Prodigious. Present in 108 countries, the Groupe employs more than 64,000 professionals.
www.publicisgroupe.com | Twitter: @PublicisGroupe | Facebook: www.facebook.com/publicisgroupe | LinkedIn: Publicis Groupe | http://www.youtube.com/user/PublicisGroupe | Viva la Difference !

About Sapient
Sapient is a global services company that helps clients transform in the areas of business, marketing, and technology. The company operates three divisions that enable clients to gain a competitive advantage and succeed in an increasingly digital world. SapientNitro, Sapient Global Markets, and Sapient Government Services fuse insight, creativity, and technology to drive innovation and to help clients navigate complex business problems. Our approach is the subject of case studies used by MBA programs at Harvard and Yale. The company has operations in The Americas, Europe, and Asia-Pacific. For more information, visit www.sapient.com.

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Contacts
Publicis Groupe
Peggy Nahmany	Corporate Communications	+ 33 (0)1 44 43 72 83	peggy.nahmany@publicisgroupe.com
Jean-Michel Bonamy	Investor Relations	+ 33 (0)1 44 43 77 88	jean-michel.bonamy@publicisgroupe.com
Stéphanie Constand	Investor Relations	+ 33 (0)1 44 43 74 44	stephanie.constand@publicisgroupe.com
Sapient
Stacy Simpson	Corporate Communications	+1 (914) 830-8510	stacy.simpson@sapient.com
Dean Ridlon	Investor Relations	+1 (617) 963-1598	dridlon@sapient.com

Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Sapient, Publicis, the transaction and other matters.  These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Sapient and Publicis as well as assumptions made by, and information currently available to, such management.  Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions.  These forward-looking statements are subject to various risks and uncertainties, many of which are outside the parties’ control.  Therefore, you should not place undue reliance on such statements.  Factors that could cause actual results to differ materially from those in the forward-looking statements include risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings, synergies and growth or that such benefits may take longer to realize than expected; failure to realize anticipated benefits of the combined operations; risks relating to unanticipated costs of integration; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and changes in client communication requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes relating to competitive factors in the advertising and marketing industries; ability to hire and retain key personnel; ability to successfully integrate the companies’ businesses; the potential impact of announcement or consummation of the transaction on relationships with third parties, including clients, employees and competitors; ability to attract new clients and retain existing clients in the manner anticipated; reliance on and integration of information technology systems; changes in legislation or governmental regulations affecting the companies; international, national or local economic, social or political conditions that could adversely affect the companies or their clients; conditions in the credit markets; risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; and the parties’ international operations, which are subject to the risks of currency fluctuations and foreign exchange controls, among others.  The foregoing list of factors is not exhaustive.  You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in Sapient’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC and those described in Publicis’ annual reports, registration documents and other documents filed from time to time with the French financial market regulator (Autorité des Marchés Financiers or “AMF”).  Except as required under applicable law, the parties do not assume any obligation to update these forward-looking statements.

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